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                                  United States
                       Securities and Exchange Commission
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) November 18, 2004

                           SCBT FINANCIAL CORPORATION
                           --------------------------
             (Exact name of registrant as specified in its charter)

        South Carolina                   001-12669              57-079935
        --------------                   ---------              ---------
(State or other jurisdiction       (Commission File Number)   (IRS Employer
       of incorporation)                                    Identification No.)

                  520 Gervais Street
                 Columbia, South Carolina                        29201-3046
                 ------------------------                        ----------
              (Address of principal executive offices)           (Zip Code)

        Registrant's telephone number, including area code (800) 277-2175
                                                            -------------

          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act
      (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
      (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.


(c)(1) On November 18, 2004, the Board of Directors of SCBT Financial Corporation (the "Company") appointed Robert R. Hill, Jr. President and Chief Executive Officer of the Company and its lead bank, South Carolina Bank and Trust, N.A. ("SCBT"). Mr. Hill has also been appointed director of South Carolina Bank and Trust of the Piedmont, N.A. He had been acting as interim Chief Executive Officer of the Company since October 28, 2004. Also on November 18, 2004, the Board of Directors of the Company appointed John C. Pollok as Senior Executive Vice President and Chief Operating Officer of both the Company and SCBT.

     (2) Robert R. Hill, Jr. For over five years, Mr. Hill, age 38, has served as a director of the Company and as President and Chief Operating Officer and a director of SCBT.

     John C. Pollok. Mr. Pollok, age 39, has served as President of The Mortgage Banc, a subsidiary of SCBT, since April 2004. Mr. Pollok previously served as Senior Executive Vice President of the Company from February 2003 to November 2004, as Executive Vice President and Chief Administrative Officer of SCBT from May 2000 to November 2004, and as Executive Vice President of the mortgage division of SCBT from July 1998 until May 2000.

     (3) Employment Agreements. The following executive employment agreements are currently in place and are in the process of being reviewed and may be modified.

     Robert R. Hill, Jr. The Company has an employment and noncompetition agreement with Mr. Hill that extends for a rolling three-year period. Under the agreement, Mr. Hill is entitled to receive base salary (currently $ 250,000 per year), certain fringe benefits such as country club dues and an automobile, and reimbursement of his business-related expenses, and to participate in other compensatory and employee benefit plans maintained by the Company from time to time, including the Company's incentive bonus plans. If Mr. Hill's employment is terminated by reason of death, disability or without cause, or if he terminates his employment because he is relocated or his responsibilities are reduced without his consent, the Company generally is required to pay him (or his estate) his base salary in effect at the time of termination for 12 months following termination and to continue his health, medical and dental insurance and other benefits during such period. In addition, if Mr. Hill's employment is terminated by either Mr. Hill or the Company following a change in control (other than by reason of death, disability or cause), Mr. Hill will be entitled to continued compensation of an amount equal to the product of 2.99 multiplied by his "base amount" as defined in Section 280G(b)(3) of the Internal Revenue Code (generally the average of the previous five tax years' annual compensation), such amount to be paid over 36 months or in lump sum at Mr. Hill's discretion. The Company must also pay Mr. Hill's medical and life insurance during such 36-month period. During his employment and for 12 months following any termination of his employment, Mr. Hill has agreed not to compete with the Company through accepting tradition banking services employment in any county where the Company is conducting business, solicit customers of the Company, or induce any Company employee to leave the Company for the purpose of competing with the Company.

     John C. Pollok. On October 23, 2002, the Company entered into a five-year employment agreement with Mr. Pollok. Under the agreement, Mr. Pollok is entitled to receive base salary (currently $ 190,000 per year), certain fringe benefits such as country club dues and an automobile, and reimbursement of his business-related expenses, and to participate in other compensatory and employee benefit plans maintained by the Company from time to time, including the Company's incentive bonus plans. If Mr. Pollok's employment is terminated by the Company without cause, the Company generally will be required to pay him his base salary in effect at the time of termination for six months following termination. In addition, if Mr. Pollok's employment is terminated by the Company for any reason other than as a result of death, disability or for cause following a change in control, the Company is required to pay Mr. Pollok his base salary then in effect for 24 months following termination. During his employment and for a period of between 6-18 months following his employment (depending on the circumstances resulting in the termination of his employment), Mr. Pollok has agreed not to compete with the Company through accepting traditional banking services employment in York and Richland counties, South Carolina or to solicit customers of the Company, or induce any Company employee to leave the Company for the purpose of competing with the Company, in any county where the Company is conducting business.

     Supplemental Executive Retirement Agreements. SCBT has entered into a supplemental executive retirement agreement with both Mr. Hill and Mr. Pollok under which each executive generally will be entitled to receive retirement benefits over the 20-year period following retirement. The annual amount of such benefits will not exceed $75,000 for Mr. Hill and $50,000 for Mr. Pollok, with the exact amount determined by reference to the number of years during each of their employment that the Company's earnings per share exceeded 110% of the Company's earnings per share for the previous year. A smaller amount would become payable upon the termination of their employment for any reason other than death or for cause. If either executive dies, the Company would be required to pay their estates a lump sum amount (which is $375,000 for Mr. Hill and $250,000 for Mr. Pollok) plus an annual amount (which is $75,000 for Mr. Hill and $50,000 for Mr. Pollok) in monthly installments over the 10-year period following death. These executives will forfeit their retirement benefits if they compete with SCBT. SCBT's obligations under the agreements are general unsecured obligations of SCBT, although the agreements require SCBT to establish a grantor ("rabbi") trust for such benefits following a change in control.





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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

November 24, 2004                             SCBT Financial Corporation



                                              By:  /s/ Richard C. Mathis
                                                   ---------------------
                                                   Richard C. Mathis
                                                   Executive Vice President and
                                                   Chief Financial Officer